                                                                   EXHIBIT 10.51

                                                                    [LITIGATION]
                                                                  EXECUTION COPY
                                                                        (TESSCO)

                                    GUARANTY

     This GUARANTY (this "Guaranty"), dated as of October 24, 1997, by and between TESSCO GROUP, INC., a Michigan corporation ("Guarantor"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, individually and as agent (in such capacity, "Agent") for itself and the "Lenders" from time to time signatory to the "Credit Agreement" hereinafter defined.

                                 WITNESSETH:

     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Code-Alarm, Inc., a Michigan corporation (in such capacity, the "Borrower"), Agent and the Persons signatory thereto from time to time as Term Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), such Term Lenders (hereinafter, "Lenders") have agreed to incur Litigation Obligations for the benefit of Borrower.

     WHEREAS, Guarantor is a currently wholly-owned subsidiary of Borrower and will derive direct and indirect economic benefits from the financial accommodations provided to Borrower pursuant to the Credit Agreement; and

     WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and Litigation Collateral Documents (hereinafter, the "Loan Documents") and to induce Lenders to incur Litigation L/C Obligations and certain other Litigation Obligations, including, the obligations constituting Term Loan C, or to advance the Term Loan C, as provided for in the Credit Agreement (collectively, hereinafter, "Obligations"), Guarantor has agreed to guarantee payment of the Obligations.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the financial accommodations under the Credit Agreement, it is agreed as follows:

     1. DEFINITIONS. Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

     References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.



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        2.   THE GUARANTY.

        2.1 Guaranty of Guaranteed Obligations of Borrower. Guarantor hereby unconditionally guarantees to Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrower (hereinafter the "Guaranteed Obligations"). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

             (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any Loan Document or any other agreement, document or instrument to which any Credit Party are or may become a party;

             (b) the absence of any action to enforce this Guaranty or any Loan Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;

             (c) the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof;

             (d)  the insolvency of any Credit Party; or

             (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Lenders have specifically agreed otherwise in writing. It is agreed among Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Credit Agreement.

        2.2 Demand by Agent or Lenders. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is


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declared to be immediately due and payable (hereinafter, a "Guaranty Default"), then Guarantor shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantor shall be made to Agent in immediately available Federal funds to an account designated by Agent or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

     2.3 Enforcement of Guaranty. In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against Borrower or any other Credit Party before seeking satisfaction from Guarantor.

     2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrower's financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Agent or Lenders or any other Credit Party of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or any Lender or against any other Credit Party of any kind which may arise in the future.

     2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Agent or Lenders, the obligations of any Credit Party under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any Person or Persons, any reference to "Agent" or "Lender" herein shall be deemed to refer equally to such Person or Persons.

     2.6 Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that Agent and Lenders may at any time or from time to time, with or without the consent of, or notice to, Guarantor:


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           (a)  change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

           (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

           (c)  amend or modify, in any manner whatsoever, the Loan Documents;

           (d) extend or waive the time for any Credit Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

           (e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a Lien, to secure any Obligations;

           (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or any other Credit Party to Agent or any Lender;

           (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any other Credit Party are subordinated to the claims of Agent and Lenders; and/or

           (h) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any other Credit Party to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion;

and Agent and Lenders shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

      2.7 Reinstatement. Notwithstanding anything contained herein to the contrary, this Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or Guarantor for liquidation or reorganization, should any Credit Party or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party's or Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded, avoided or reduced in amount, or must otherwise be restored or returned by Agent or any Lender, whether as a "voidable preference", "fraudulent


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transfer", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. Notwithstanding anything contained herein to the contrary, in the event that any payment, or any part thereof, is rescinded, avoided, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, avoided, reduced, restored or returned.

     2.8 Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any Loan Document, Guarantor hereby:

     (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

     (b) acknowledges and agrees (i) that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise effect Guarantor's liability hereunder or the enforceability of this Guaranty, and (ii) that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.9 and their rights under this Section 2.9 shall survive payment in full of the Guaranteed Obligations.

     2.9.  Election of Remedies.   If Agent may, under applicable law, proceed
to realize benefits under any of the Loan Documents giving Agent and Lenders a Lien upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Agent. Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Credit Party shall not impair Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to


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be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and Lenders might otherwise be entitled but for such bidding at any such sale.

     2.10 Funds Transfers. If Guarantor shall engage in any transaction as a result of which Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any sale of Guarantor's Stock or assets), Guarantor shall distribute to, or make a contribution to the capital of, the Borrower an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.

     3. DELIVERIES. In a form satisfactory to Agent, Guarantor shall deliver to Agent (with sufficient copies for each Lender), concurrently with the execution of this Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantor to Agent under the Credit Agreement.

     4. REPRESENTATIONS AND WARRANTIES. To induce Lenders to incur the Obligations under the Credit Agreement, Guarantor makes the representations and warranties as to Guarantor contained in the Credit Agreement, each of which is incorporated herein by reference, and the following representations and warranties to Agent and each Lender, each and all of which shall survive the execution and delivery of this Guaranty:

     4.1 Corporate Existence; Compliance with Law. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its charter and by-laws; and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.2 Executive Offices. Guarantor's executive office and principal place of business are as set forth in Schedule I hereto.

     4.3 Name. Guarantor's exact legal name is correctly set forth in the introductory paragraph to this Guaranty.



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     4.4   Corporate Power; Authorization; Enforceable Guaranteed Obligations.
The execution, delivery and performance of this Guaranty and all Loan Documents and all instruments and documents to be delivered by Guarantor hereunder and under the Credit Agreement are within Guarantor's corporate power, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of Guarantor's charter or by-laws, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, do not result in the creation or imposition of any Lien upon any of the property of any Guarantor, other than those in favor of Agent, for itself and the benefit of Lenders, and the same do not require the consent or approval of any Governmental Authority or any other Person except those referred to in
Section 2.1(c) of the Credit Agreement, all of which have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, this Guaranty and each of the Loan Documents to which Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and each shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

     5. FURTHER ASSURANCES. Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably considered necessary by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

     6. PAYMENTS FREE AND CLEAR OF TAXES. All payments required to be made by each Guarantor hereunder shall be made to Agent and Lenders free and clear of, and without deduction for, any and all present and future Taxes. If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.



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     7.   OTHER TERMS.

     7.1 Entire Agreement. This Guaranty, together with the Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.

     7.2 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

     7.3 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     7.4 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

     (a)  If to Agent, at:

          General Electric Capital Corporation
          10 South LaSalle Street, Suite 2800
          Chicago, Illinois   60603
          Attention:  Account Manager
          Telecopy Number:  (312) 419-5957
          Telephone Number:    (312) 419-0985



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     with copies to:

             Sidley & Austin
             One First National Plaza
             Chicago, Illinois   60603
             Attention:  H. Bruce Bernstein
             Telecopy Number:  (312) 853-7036
             Telephone Number:    (312) 853-7000

     and:

             General Electric Capital Corporation
             201 High Ridge Road
             Stanford, Connecticut   06927-5100
             Attention:  General Counsel
             Telecopy Number:  (203) 316-7889
             Telephone Number:    (203) 316-7552

     (b) If to any Lender, at the address of such Lender specified in the Credit Agreement.

     (c) If to Guarantor, at the address of Guarantor specified on Schedule I hereto.


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any of the above-listed persons designated to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     7.5 Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Agent, for itself and for the benefit of Lenders, hereunder, inure to the benefit of Agent and Lenders, all


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future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and Lenders hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

     7.6 No Waiver; Cumulative Remedies; Amendments. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and Guarantor.

     7.7 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

     7.8 Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

     7.9 Credit Agreement. Guarantor agrees to perform, comply with and be bound by, the covenants contained in Sections 4, 5 and 6 of the Credit Agreement, and each other provision thereof which is specifically applicable to each Credit Party, which covenants and provisions are incorporated herein by reference.


                                 *   *   *   *



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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Guaranty as of the date first above written.

                                     TESSCO GROUP, INC.


                                     By: /s/ Rand Mueller
                                         ----------------------------------
                                         Name: Rand Mueller
                                               ----------------------------
                                         Title: President
                                               ----------------------------

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as Agent


                                     By: /s/ Timothy S. Van Kirk
                                        -----------------------------------
                                           Name: Timothy S. Van Kirk
                                                 --------------------------
                                           Title: Duly Authorized Signatory
                                                 --------------------------

                                 SCHEDULE I


A. Executive Office; Principal Place of Business:

        300 Industrial Avenue
        Georgetown, TX 78626

B. Address for Notices:

        300 Industrial Avenue
        Georgetown, TX 78626